1 TuSimple Announces Third Quarter 2023 Results Business Highlights ● Released the results of a fuel efficiency study in the U.S. comparing over 30,000 miles of autonomous and manually driven miles that resulted in efficiency gains of 11%. ● Continued to progress across multiple L4 use cases and testing capabilities in our APAC business performed in close collaboration with OEMs. Financial Highlights ● Reported Loss from Operations of $248.6 million and AEBITDA loss of $191.8 million for the nine months ended September 30, 2023. ● Held $776.8 million of cash, equivalents, and investments as of September 30, 2023. SAN DIEGO, Nov. 9, 2023 /PRNewswire/ -- TuSimple (Nasdaq: TSP) today reported results for the third quarter of 2023. TuSimple's quarterly financial results are available in the company's quarterly report on Form 10-Q filed with the Securities and Exchange Commission and on the company’s investor relations website. For additional information and to view the company’s latest investor presentation, please visit ir.tusimple.com. “One year ago, I returned to TuSimple to lead the organization through a period of considerable change, both within our company and within our industry,” said Cheng Lu, CEO at TuSimple. “The team never lost sight of our mission to strive to enable safe, fuel-efficient, and low-cost freight capacity by continuing to develop our L4 autonomous technology, hardware, and go-to-market strategy.” Business Update Fuel Efficiency Study Highlights Cost Savings and Emission Reduction Opportunity The company published the results of an in-depth study, analyzing more than 30,000 miles of U.S. highway driving, consisting of a roughly 50 – 50 split between manually driven and autonomously driven miles, and compared the fuel efficiency performance of the company’s highly skilled and experienced professional drivers versus its autonomous driving system. Our autonomy teams observed an overall 11% advantage in fuel efficiency versus manually driven trucks. The study went one step further than previous studies and broke down fuel economy by event types. While the study produced a ~6% fuel savings cruising at highway speeds, the data revealed significant fuel efficiency benefits during interactive events such as following a slow vehicle and front vehicle cut-ins, experiencing improvements of over 10% and 27%, respectively. We believe this efficiency is explained by the strong prediction, planning, and control technologies that TuSimple has built. These results highlight not only the financial benefit of using less fuel, but also the environmental impact of producing fewer emissions.

Financial Update

Select Financial Data ($ in millions)	Q2 2023	Q3 2023	Q2 2023 vs. Q3 2023 Fav/(Unfav)	YTD Q3 2022	YTD Q3 2023	YTD Q3 2023 vs. YTD Q3 2022 Fav/(Unfav)
Gross loss	(0.2)	0.0	0.2	(7.8)	(0.5)	7.3
Research and development ("R&D") expense	(58.5)	(44.3)	14.2	(248.6)	(164.4)	84.2
Selling, general and administrative ("SG&A") expense	(28.7)	(26.3)	2.4	(85.4)	(83.7)	1.7
Stock-based compensation expense (SBC: included within R&D and SG&A expenses)	(11.0)	(10.7)	0.3	(75.7)	(38.5)	37.2
R&D	(6.3)	(6.6)	(0.3)	(56.8)	(25.0)	31.8
SG&A	(4.7)	(4.1)	0.6	(18.9)	(13.5)	5.4
Loss from operations	(87.4)	(70.6)	16.8	(341.7)	(248.6)	93.1
AEBITDA loss[1]	(64.9)	(57.4)	7.5	(255.7)	(191.8)	63.9
U.S.	(42.0)	(29.3)	12.7	(192.1)	(119.9)	72.2
APAC	(22.9)	(28.1)	(5.2)	(63.6)	(71.9)	(8.3)
Interest income	9.7	9.3	(0.4)	7.9	28.9	21.0
Cash, equivalents and investments at end of period	835.7	776.8	(58.9)	1,070.8	776.8	(294.0)

Gross loss

For the nine months ended September 30, 2023 ("YTD Q3 2023"), gross loss was $0.5 million, down 94% versus the nine months ended September 30, 2022 ("YTD Q3 2022"). This decline is consistent with the previously announced strategy to pause freight revenue operations in TuSimple's U.S. segment.

Restructuring expenses

During the fourth quarter of 2022 and first half of 2023 ("H1 2023"), TuSimple announced multiple restructuring plans to improve its cost structure, which included a reduction of the company's global workforce and asset impairments. While a majority of the plans' aggregate restructuring charges were recorded in the fourth quarter 2022, a significant portion of these restructuring plans were carried out in H1 2023. In connection with these plans, the company incurred charges of $11.2 million for YTD Q3 2023, which were recorded in R&D and SG&A expenses as follows: $7.9 million recorded in R&D and $3.3 million recorded in SG&A.

[1] *AEBITDA loss is comprised of loss from operations determined under GAAP minus depreciation and amortization, finance lease interest expense allocated to cost of revenue from truck leases, tax, and adjusted to exclude non-cash expense stock-based compensation and restructuring expenses, including severance and impairment losses. Reconciliations of AEBITDA loss to the most directly comparable GAAP measures are provided in the supplemental information of this release.*

2

3 R&D expense YTD Q3 2023 R&D expense was $164.4 million, down 34% versus YTD Q3 2022, primarily due to decreased employee compensation costs, including stock-based compensation (“SBC”), joint development costs, and R&D fleet operating costs resulting from the previously noted restructuring plans, partially offset by the restructuring charges. Q3 2023 R&D expense was $44.3 million, down 24% sequentially, primarily attributable to decreased employee compensation costs and R&D fleet operating costs as a result of the H1 2023 restructuring plans and restructuring charges recorded in Q2 2023. SG&A expense YTD Q3 2023 SG&A expense was $83.8 million, relatively flat versus YTD Q3 2022, primarily due to lower employee compensation costs, including SBC, from workforce reductions, and lower facility and office- related costs and marketing costs as a result of the previously noted restructuring plans, partially offset by increased legal and professional services costs related to ongoing litigation and investigations and the restructuring costs. Q3 2023 SG&A expense was $26.4 million, down 8% sequentially, primarily due to decreased facility and office-related costs resulting from the previously noted restructuring plans, partially offset by a benefit in Q2 2023 due to the reversal of accrued bonuses for employees impacted by the H1 2023 restructuring events. SBC expense (included within R&D and SG&A expenses) YTD Q3 2023 SBC expense was $38.5 million, down 49% versus YTD Q3 2022. The decrease was primarily driven by lower headcount and a reversal of SBC expense (i.e., a benefit) associated with the forfeiture of equity awards for employees that were impacted by the restructurings and a decrease in the market price of our stock versus the prior year. Q3 2023 SBC expense was $10.7 million, flat sequentially. Cash & Investment position TuSimple held $776.8 million of cash, cash equivalents, and short-term investments as of September 30, 2023. Interest income for YTD Q3 2023 was $28.9 million, up 266% versus YTD Q3 2022 due to an increase in the company’s interest-bearing short-term investments and higher yields realized on the company’s cash, cash equivalents, and investments due to the rising interest rate environment. Q3 2023 interest income was $9.3 million, down $0.4 million sequentially. AEBITDA loss TuSimple’s AEBITDA loss for YTD Q3 2023 was $191.8 million, down $63.9 million versus YTD Q3 2022. For Q3 2023, AEBITDA loss was $57.4 million, down $7.5 million sequentially. These trends are the net effect of TuSimple’s segment performance as follows: ● U.S.: YTD Q3 2023 AEBITDA loss was $119.9 million, down $72.2 million versus YTD Q3 2022. Q3 2023 AEBITDA loss for the segment was $29.3 million, down $12.7 million sequentially. The segment’s performance was mainly driven by decreased employee compensation costs, including SBC, and lower facility and office-related costs and marketing costs due to the restructurings, partially offset by increased allocated corporate legal costs related to ongoing litigation and investigations. ● APAC: YTD Q3 2023 AEBITDA loss was $71.9 million, up $8.3 million versus YTD Q3 2022. Q3 2023 AEBITDA loss was $28.1 million, up $5.2 million sequentially. These trends are primarily due to increased R&D expenses to expand operations in China and Japan to further develop L4 capabilities in the region and increased allocated corporate legal costs related to ongoing litigation and investigations. For YTD Q3 2023, the increase was partially offset by decreased joint development costs due to the timing of our joint development activities.

4 About TuSimple TuSimple is a global autonomous driving technology company founded in 2015 in San Diego, California. TuSimple is working to develop a commercial-ready, fully autonomous (SAE Level 4) driving solution for long-haul heavy-duty trucks. TuSimple aims to transform the $4 trillion global truck freight industry through the company's leading AI technology, which is designed to make it possible for trucks to drive safely, autonomously, operate nearly continuously, and reduce fuel consumption by 10%+ relative to manually driven trucks. Global achievements include the world's first fully autonomous, 'driver-out' semi- truck run on open public roads in the U.S. and China, and development of the world's first Autonomous Freight Network. Visit us at www.tusimple.com. Disclaimer This press release and any accompanying documents contain forward looking statements. All statements other than statements of historical fact contained in this press release, including statements as to future results of operations and financial position, planned products and services, business strategy and plans, launch dates of products or services, the trajectory of our Driver Out Pilot Program, our timeline to commercialization, expected safety benefits of our autonomous semi trucks, objectives of management for future operations of TuSimple Holdings Inc. and its subsidiaries (the "Company", “we,” “our,” and “us”), market size and growth opportunities, competitive position and technological, and market trends, are forward looking statements. Forward looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward looking statements by terms such as “will,” “expect,” “plan,” “anticipate,” “intend,” “target,” “project,” “predict,” “potential,” “explore,” or “continue” or the negative of these terms or other similar words. The Company has based these forward looking statements largely on its current expectations and assumptions and on information available as of the date of this letter. The Company assumes no obligation to update any forward looking statements after the date of this letter, except as required by law. The forward looking statements contained in this press release and the accompanying documents are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to, those related to the Company’s restructuring plan including potential cost-savings and impacts of workforce reductions, autonomous driving being an emerging technology, the development and testing of the Company’s technologies and products, the Company’s limited operating history in a new market, the regulations governing autonomous vehicles, changes in the Company’s board of directors and senior management, the Company’s dependence on its senior management team, the Company’s reliance on third-party suppliers, the Company’s potential product liability or warranty claims, the protection of the Company’s intellectual property, the Company’s involvement in securities class action litigation and in government or regulatory investigations, inquiries, and actions, and the Company’s plan to seek strategic alternatives for its U.S. business. Moreover, the Company operates in a competitive and rapidly changing environment, and new risks may emerge from time to time. You should not put undue reliance on any forward looking statements. Forward looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. It is not possible for the Company to predict all risks, nor can the Company assess the impact of all factors on its business or the markets in which it operates or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward looking statements the Company may make. You should carefully consider the foregoing factors and the other risks and uncertainties described under the caption “Risk Factors'' in our annual report on Form 10-K for the year ended December 31, 2022 and in our other filings with the SEC. These SEC filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward looking statements. This press release also contains estimates, forecasts, and other statistical data

5 relating to market size and growth and other industry data. These data involve several assumptions and limitations, and you are cautioned not to give undue weight to such estimates. The Company has not independently verified the statistical and other industry data generated by independent parties and contained in this press release and, accordingly, it cannot guarantee their accuracy or completeness. In addition, assumptions and estimates of the Company’s future performance and the future performance of the markets in which the Company competes are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause results or outcomes to differ materially from those expressed in the estimates. Financial Statements and Reconciliations of GAAP to Non-GAAP metrics See accompanying supplemental information. SOURCE TuSimple Holdings, Inc. TuSimple Investor Relations Contact: TuSimple IR Team, ir@tusimple.ai TuSimple Media Contact: TuSimple PR Team, pr@tusimple.ai

TuSimple Consolidated Balance Sheets (in thousands, except share data) December 31, September 30, (unaudited) 2022 2023 ASSETS Current assets: Cash and cash equivalents ($ 615,386) ($ 249,211) Short-term investments (377,312) (525,960) Accounts receivable, net (1,377) — Prepaid expenses and other current assets (13,477) (17,993) Total current assets (1,007,552) (793,164) Property and equipment, net (17,083) (11,871) Operating lease right-of-use assets (44,952) (39,003) Other assets (4,692) (4,449) Total assets ($ 1,074,279) ($ 848,487) LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities: Accounts payable ($ 9,855) ($ 3,745) Amounts due to joint development partners (5,753) (3,176) Accrued expenses and other current liabilities (48,260) (22,734) Short-term debt (1,645) (1,423) Operating lease liabilities, current (6,007) (6,129) Total current liabilities (71,520) (37,207) Operating lease liabilities, noncurrent (42,169) (37,078) Long-term debt (3,668) (2,820) Other liabilities (2,441) (12) Total liabilities (119,798) (77,117) Commitments and contingencies Stockholders' equity: Preferred stock — — Common stock (22) (22) Additional paid-in-capital (2,567,723) (2,606,204) Accumulated other comprehensive loss ( (3,559) ( (4,464) Accumulated deficit ( (1,609,705) ( (1,830,392) Total stockholders’ equity (954,481) (771,370) Total liabilities and stockholders’ equity ($ 1,074,279) ($ 848,487)

TuSimple Consolidated Statements of Operations (in thousands, except share and per share data) Nine Months Ended September 30, (unaudited) 2022 2023 Revenue ($ 7,511) ($ 307) Cost of revenue (15,292) (754) Gross loss Operating expenses: ( (7,781) ( (447) Research and development (248,608) (164,430) Selling, general and administrative (85,351) (83,757) Total operating expenses (333,959) (248,187) Loss from operations ( (341,740) ( (248,634) Interest income (7,912) (28,922) Other income (expense), net (169) ( (975) Loss before provision for income taxes Provision for income taxes ( (333,659) — ( (220,687) — Net loss ($ (333,659) ($ (220,687) Net loss per share, basic and diluted ($ (1.49) ($ (0.97) Weighted-average shares used in computing net loss per share, basic and diluted (223,698,744) (227,989,087)

TuSimple Consolidated Statements of Operations (in thousands, except share and per share data) Three Months Ended September 30， (unaudited) 2022 2023 Revenue ($ 2,653) $ — Cost of revenue (5,436) — Gross loss Operating expenses: ( (2,783) — Research and development (84,931) (44,322) Selling, general and administrative (31,119) (26,335) Total operating expenses (116,050) (70,657) Loss from operations ( (118,833) ( (70,657) Interest income (5,545) (9,298) Other income (expense), net (127) ( (77) Loss before provision for income taxes Provision for income taxes ( (113,161) — ( (61,436) — Net loss ($ (113,161) ($ (61,436) Net loss per share, basic and diluted ($ (0.50) ($ (0.27) Weighted-average shares used in computing net loss per share, basic and diluted (224,745,672) (229,537,972)

TuSimple Consolidated Statements of Cash Flows (in thousands) Nine Months Ended September 30, (unaudited) 2022 2023 Cash flows from operating activities: Net loss ($ (333,659) ($ (220,687) Adjustments to reconcile net loss to net cash used in operating activities: Stock-based compensation (75,710) (38,515) Depreciation and amortization (8,335) (5,129) Noncash operating lease expense (3,931) (4,031) Accretion of discount on short-term investments, net ( (383) ( (6,828) Impairment of long-lived assets — (3,200) Other adjustments (122) ( (973) Changes in operating assets and liabilities: Accounts receivable ( (1,545) (1,296) Prepaid expenses and other current assets ( (3,738) ( (1,678) Other assets (2,279) (199) Accounts payable (3,136) ( (5,873) Amounts due to joint development partners ( (2,603) ( (2,577) Accrued expenses and other current liabilities ( (3,632) ( (27,059) Operating lease liabilities ( (3,927) ( (4,626) Other liabilities ( (17) — Net cash used in operating activities ( (255,991) ( (217,931) Cash flows from investing activities: Purchases of short-term investments ( (200,162) ( (300,590) Proceeds from maturities of short-term investments — (155,756) Purchases of property and equipment and other assets ( (9,809) ( (2,902) Proceeds from disposal of property and equipment (27) 38 Purchases of intangible assets ( (196) — Net cash used in investing activities ( (210,140) ( (147,698) Cash flows from financing activities: Proceeds from the issuance of common stock under the Employee Stock Purchase Plan (2,286) — Proceeds from exercised stock options (1,710) (33) Sotck repurchase — ( (67) Principal payments on finance lease obligations ( (929) ( (277) Principal payments on loans ( (1,126) ( (1,215) Net cash provided by (used in) financing activities (1,941) ( (1,526) Effect of exchange rate changes on cash, cash equivalents, and restricted cash ( (1,931) (567) Net decrease in cash, cash equivalents, and restricted cash ( (466,121) ( (366,588) Cash, cash equivalents, and restricted cash - beginning of period (1,339,092) (617,465) Cash, cash equivalents, and restricted cash - end of period ($ 872,971) ($ 250,877) Nine Months Ended September 30, 2022 2023 Reconciliation of cash, cash equivalents, and restricted cash to the condensed Cash and cash equivalents ($ 871,360) ($ 249,211) Restricted cash included in prepaid expenses and other current assets (1,611) (1,666) Total cash, cash equivalents, and restricted cash ($ 872,971) ($ 250,877) Supplemental disclosure of cash flow information: Cash paid for interest ($ 681) ($ 332) Supplemental schedule of non-cash investing and financing activities: Acquisitions of property and equipment included in liabilities ($ 3,783) ($ 254) Sale of assets within prepayments and other current assets $ — ($ 2,068) Right-of-use assets obtained in exchange for operating lease obligations ($ 48,404) ($ 35) Right-of-use assets obtained in exchange for finance lease obligations ($ 7,772) $ — Vesting of early exercised stock options ($ 63) $ —

TuSimple

Non-GAAP Financial Measures

AEBITDA loss is comprised of loss from operations determined in accordance with U.S. generally accepted accounting principles ("GAAP") minus depreciation and amortization, finance lease interest expense allocated to cost of revenues from truck leases, tax, and adjusted to exclude non-cash expense stock-based compensation and restructuring expenses, including severance and impairment losses.

TuSimple believes that AEBITDA loss, a non-GAAP financial measure, provides meaningful information to assist management and investors in understanding financial results and assessing prospects for future performance as it provides a useful baseline for analyzing the ongoing performance of the TuSimple business by excluding non-cash items or items that may not be indicative of core operating results. Because non-GAAP financial measures are not standardized, it may not be possible to compare this measure with other companies' non-GAAP measures having the same or similar names. Therefore, TuSimple's non-GAAP financial measure should be considered in addition to, not as a substitute for, or in isolation from, the company's GAAP results.

TuSimple encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure, and to view its non-GAAP measures in conjunction with GAAP financial measures.

The following table reconciles GAAP loss from operations to AEBITDA loss.

Reconciliation Tables

(in millions) *(unaudited)*		Q3 '22		Q4 '22		Q1 '23		Q2 '23		Q3 '23
Loss from operations to adjusted EBITDA										
Loss from operations	($	(118.9)	($	(147.3)	($	(90.6)	($	(87.4)	($	(70.6)
Stock-based compensation expense *(1)*	(	23.0)	(	26.0)	(	16.8)	(	13.5)	(	10.8)
Depreciation and amortization *(1)*	(	3.0)	(	2.9)	(	1.6)	(	1.2)	(	1.7)
Restructuring expense		—	(	25.3)	(	2.7)	(	7.8)	(	0.7)
Finance lease interest expense included within cost of revenue	(	0.1)	(	0.1)		—		—		—
Adjusted EBITDA	($	(92.8)	($	(93.0)	($	(69.5)	($	(64.9)	($	(57.4)

(1) Excludes amounts related to restructuring events

(in millions) *(unaudited)*	Nine Months Ended September 30,			
		2022		2023
Loss from operations to adjusted EBITDA				
Loss from operations	($	(341.7)	($	(248.6)
Stock-based compensation expense *(1)*	(	75.7)	(	41.1)
Depreciation and amortization *(1)*	(	8.3)	(	4.5)
Restructuring expense	(	1.6)	(	11.2)
Finance lease interest expense included within cost of revenue	(	0.4)		—
Adjusted EBITDA	($	(255.7)	($	(191.8)

(1) Excludes amounts related to restructuring events